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                         SIMIONE CENTRAL HOLDINGS, INC.
          SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Barrett C. O'Donnell and R. Bruce Dewey as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the offices of the Company, 6600 Powers Ferry Road, Atlanta, Georgia 30339, on March 7, 2000 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicated below.

1. Proposal to approve the Second Amended and Restated Agreement and Plan of Merger and Investment Agreement dated as of October 25, 1999 (the "Agreement"), by and among Simione, MCS, Inc., Simione Central Holdings, Inc., Mestek, Inc. and certain major stockholders of Mestek pursuant to which MCS will merge with and into Simione and each share of MCS' common stock will be converted into approximately 0.85 shares of Simione common stock and Mestek will invest a total of $6 million into Simione in exchange for Series B Preferred Stock, warrants and options, and under such other terms and conditions as are set forth in the Agreement:

                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

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
2. ELECTION OF DIRECTORS                 FOR all nominees below (except           WITHHOLD AUTHORITY to vote for
                                         as marked to the contrary below) [ ]     all nominees below [ ]
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                    Barrett C. O'Donnell, James A. Gilbert,
    Dr. David O. Ellis, William J. Simione, Jr., Jesse I. Treu and Daniel J.
                                    Mitchell

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

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3. To approve the conversion of the Series A Preferred Stock into shares of
   Simione common stock.

                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

4. To approve the increase in the number of shares reserved for issuance under the Simione Central Holdings, Inc. Omnibus Equity-based Incentive Plan from 1,250,000 shares to 2,250,000 shares of Common Stock, $.001 par value per share.

                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

5. To authorize the board of directors to amend Simione's certificate of incorporation to effect a reverse stock split.

                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

            THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

6. To amend Simione's Certificate of Incorporation to increase Simione's authorized common stock, par value $.001 per share, from 20 million shares to 40 million shares if the reverse stock split is not completed.

                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

7. The adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

8. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER, FOR THE ELECTION OF THE NOMINEES AND FOR EACH OF THE OTHER PROPOSALS LISTED ABOVE.

                                       Dated:

                                       ---------------------------------- , 2000


                                       ----------------------------------
                                                   Signature

                                       ----------------------------------
                                            Signature if held jointly

                                        Please date, sign as name appears
                                        at the left, and return promptly.
                                        If the shares are registered in
                                        the names of two or more persons,
                                        each should sign. When signing as
                                        Corporate Officer, Partner,
                                        Executor, Administrator, Trustee
                                        or Guardian, please give full
                                        title. Please note any changes in
                                        your address alongside the address
                                        as it appears on the proxy.

  PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.